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                                                                    Exhibit 4(c)

                            FIRST AMENDING AGREEMENT

      THIS AGREEMENT made as of the 23rd day of May, 1995.

BETWEEN:

      THE BANK OF NOVA SCOTIA, a Canadian chartered bank

      (herein called the "Agent")

      -- and --

      THE BANK OF NOVA SCOTIA and one or more financial institutions to whom The Bank of Nova Scotia or its assigns may from time to time assign an undivided interest in Credit Facility A (as defined in the Credit Agreement) and who agree to be bound by the terms hereof as a Facility A Lender (as defined in the Credit Agreement)

      (herein, in their capacities as lenders to the Borrower under Credit Facility A, collectively called the "Facility A Lenders" and individually called a "Facility A Lender")

      -- and --

      THE BANK OF NOVA SCOTIA and one or more financial institutions to whom The Bank of Nova Scotia or its assigns may from time to time assign an undivided interest in Credit Facility B (as defined in the Credit Agreement) and who agree to be bound by the terms hereof as a Facility B Lender (as defined in the Credit Agreement)

      (herein, in their capacities as lenders to the Borrower under Credit Facility B, collectively called the "Facility B Lenders" and individually called a "Facility B Lender")

      -- and --

      POTASH CORPORATION OF SASKATCHEWAN INC., a corporation incorporated under the laws of the Province of Saskatchewan

      (herein called the "Borrower").

      WHEREAS the parties hereto entered into a non-revolving term credit facilities agreement made as of April 10, 1995 (the "Credit Agreement") and pursuant to which certain non-revolving term credit facilities were established in favour of the Borrower;

      AND WHEREAS the parties hereto have agreed to effect certain amendments to the Credit Agreement upon the terms set forth herein;

      NOW THEREFORE THIS AGREEMENT WITNESSES that, in consideration of the mutual covenants and agreements and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto hereby agree as follows:

                                   ARTICLE I
                                 DEFINED TERMS

SECTION 1.01. Capitalized Terms. All capitalized terms which are used herein without being specifically defined herein shall have the meaning ascribed thereto in the Credit Agreement.

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                                   ARTICLE II
                                   AMENDMENTS

SECTION 2.01. General Rule. The Credit Agreement is hereby amended to the extent necessary to give full effect to the provisions of this agreement.

SECTION 2.02. Definitions. The definition of "BA Rate" in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence thereto:

     "If such a rate does not appear on such Page for a particular Reference Lender as of such time, such rate for such Reference Lender shall be the arithmetic average of the rates per annum for Canadian dollar bankers' acceptances having such term for such Reference Lender which are quoted to the Agent as of such time by three investment dealers chosen by the Agent which appear on such Page provided that the Agent shall act in good faith in order to obtain representative quotes."

SECTION 2.03. Use of Facsimile Signatures on Bankers' Acceptances. Article 3 of the Credit Agreement is hereby amended by adding the following Section immediately after Section 3.02:

     "3.02A  Use of Facsimile Signatures on Bankers' Acceptances.

     (a) Each Bankers' Acceptance shall be in the form attached as Schedule I hereto and any Bankers' Acceptance may, at the option of the Borrower, be executed in advance by the Borrower by mechanically reproduced or facsimile signatures of any two officers of the Borrower who are properly so designated and authorized by the Borrower from time to time. Any Bankers' Acceptance so executed and delivered by the Borrower to a Facility A Lender shall be valid and shall bind the Borrower and may be dealt with by the Agent or any Facility A Lender to all intents and purposes as if the Bankers' Acceptance had been signed in the executing officers' own handwriting.

     (b) The Borrower shall notify the Agent as to those officers whose signatures may be reproduced and used to execute Bankers' Acceptances in the manner provided in Section 3.02A(a). Bankers' Acceptances with the mechanically reproduced or facsimile signatures of designated officers may be used by each of the Facility A Lenders and the Agent and shall continue to be valid, notwithstanding the death, termination of employment or termination of authorization of either or both of such officers or any other circumstance.

     (c) The Borrower hereby indemnifies and agrees to hold harmless the Agent and each Facility A Lender against and from all losses, damages, expenses and other liabilities caused by or attributable to the use of the mechanically reproduced or facsimile signature instead of the original signature of an authorized officer of the Borrower on a Bankers' Acceptance prepared, executed, issued and accepted pursuant to this agreement."

SECTION 2.04. Waivers and Amendments. Section 14.14(b)(vii) of the Credit Agreement is hereby amended by changing the reference to Section 11.01(m)(ii) therein to Section 11.03(f)(ii).

SECTION 2.05. Distribution of Notices. Section 14.17 of the Credit Agreement is hereby deleted and replaced with the following:

     "14.17 Distribution of Notices. With respect to each notice which is delivered to the Agent hereunder on behalf of certain of or all of the Lenders, the Agent shall provide a copy of such notice to each of such Lenders no later than 5:00 p.m. (Toronto time) on the date it is received by the Agent if such date is a Banking Day and it is received by the Agent prior to noon (Toronto time) on such date; otherwise, the Agent shall provide a copy of such notice to each of such Lenders within one Banking Day of receipt by the Agent. With respect to each other document which is delivered to the Agent hereunder on behalf of certain of or all of the Lenders, the Agent shall provide a copy of such document to each of such Lenders within one Banking Day of receipt by the Agent."

SECTION 2.06  Schedule I.  The Credit Agreement is hereby amended by adding
Schedule I hereto as Schedule I to the Credit Agreement.

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SECTION 2.07.  Deliveries Pursuant to Credit Agreement.  For the purposes of the
Credit Agreement, this agreement and any document or instrument referred to herein shall be deemed to be delivered pursuant to the Credit Agreement and to be referred to in the Credit Agreement.

                                  ARTICLE III
                                 MISCELLANEOUS

SECTION 3.01. Future References. On and after the effective date of this agreement, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", or words of like import referring to the Credit Agreement, and each reference in any related document to the "Credit Agreement", "thereunder", "thereof", or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby, and each such related document is hereby amended accordingly. The Credit Agreement, as amended hereby, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

SECTION 3.02. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

SECTION 3.03. Enurement. This agreement shall enure to the benefit of and shall be binding upon the parties hereto and their respective successors and permitted assigns.

SECTION 3.04. Conflict. If any provision of this agreement is inconsistent or conflicts with any provision of the Credit Agreement, the relevant provision of this agreement shall prevail and be paramount.

SECTION 3.05. Further Assurances. The Borrower shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Agent may reasonably request for the purpose of giving effect to this agreement and to each and every provision hereof.

SECTION 3.06. Counterparts. This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which taken together shall be deemed to constitute one and the same instrument.

      IN WITNESS WHEREOF the parties hereto have executed this agreement.

                                          THE BANK OF NOVA SCOTIA,
                                          as Agent, as Facility A Lender
                                          and as Facility B Lender

                                          By: /s/
                                              --------------------------------
                                          By: /s/
                                              --------------------------------

                                          POTASH CORPORATION OF
                                          SASKATCHEWAN INC.

                                          By: /s/
                                              --------------------------------
                                          By: /s/
                                              --------------------------------

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                                   Schedule I

                          Form of Bankers' Acceptance

  ACCEPTED              BANKERS'                DUE                     B.A.
                        Acceptance              DATE
  FOR                   TERM                    BRANCH                  ISSUE
                        IN DAYS                 DOMICILE                DATE
                        ON                      WITHOUT GRACE, FOR VALUE
  Branch                                        RECEIVED, PAY TO THE BEARER THE
                                                SUM OF $
  Manager                                                                      DOLLARS
  Officer in Charge of
  Operations
                        POTASH CORPORATION OF SASKATCHEWAN INC.
                        PER  _________________________________
                              Authorized Signature
  [Serial Number]
                        PER  _________________________________
                              Authorized Signature

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